Exhibit 99.1

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Media—In Chicago: Margaret Kirch Cohen, 312-696-6383 or margaret.cohen@morningstar.com

Media—In Paris: Ingo Kellnar, +33 1 55 50 13 10 or ingo.kellnar@morningstar.com

Investors: Investors may submit questions to investors@morningstar.com or by fax to 312-696-6009.

FOR IMMEDIATE RELEASE

Morningstar to Acquire Seeds Group, Including Seeds Finance and Multiratings, Leading Provider of Investment Consulting Services and Fund Research in France

CHICAGO/PARIS, May 17, 2010—Morningstar France Holding, a subsidiary of Morningstar, Inc. (Nasdaq: MORN), a leading provider of independent investment research, today announced it has entered into a definitive agreement to acquire Seeds Group, a leading provider of investment consulting services and fund research in France. The companies expect to complete the transaction within the next few months, subject to customary closing conditions. Terms were not disclosed.

Seeds Group was founded in 2002 and, through its subsidiary Seeds Finance, provides investment consulting services to pension funds, insurance companies, asset managers, banks, and brokerage firms. With more than 30 clients, the company and its affiliates specialize in asset liability management (ALM), manager selection, plan construction, risk, and portfolio management in alternative investments and active strategies.

“Our acquisition of Seeds Group will expand our investment consulting services in France, which has the largest asset management market in Europe,” said Joe Mansueto, chairman and chief executive officer of Morningstar. “Seeds Group has a well-known and well-regarded brand in the French institutional market along with a talented management team, whose expertise in alternative investments will enhance our fund-of-funds investment management capabilities.”

In addition to investment consulting, Seeds Group also operates Multiratings.com, a fund research and investment education website for advisor groups and institutions. With both basic and premium subscription levels, the site offers editorial and video commentary, fund and industry analysis, and research tools.

“Morningstar is a good fit for Seeds Group because we share a common commitment to providing independent, unbiased research and advisory services that meet the specific needs of clients,” said Jean-Francois Bay, co-founder and chief executive officer of Seeds Group. “The opportunity to become a part of a global company like Morningstar will allow us to expand our business into new channels and leverage expertise from across the company. Its extensive fund databases and analysis will also complement our research and analytical offerings.”

Bay added, “We will be able to offer clients local expertise and global reach, a timely combination given major changes in the European asset management market. Challenges ranging from recent regulatory changes to pension deficits across Europe are driving demand for new investment tools and services to help investors manage their long-term savings.”

Seeds Group and its affiliates have 12 employees based in Paris. After the acquisition is completed, Jean-Francois Bay and Vianney Dubois, co-founder and managing director, will continue to lead the business and the company will become a subsidiary of Morningstar France.

About Morningstar, Inc.

Morningstar, Inc. is a leading provider of independent investment research in North America, Europe, Australia, and Asia. The company offers an extensive line of Internet, software, and print-based products and services for individuals, financial advisors, and institutions. Morningstar provides data on approximately 350,000 investment offerings, including stocks, mutual funds, and similar vehicles, along with real-time global market data on more than 4 million equities, indexes, futures, options, commodities, and precious metals, in addition to foreign exchange and Treasury markets. The company has operations in 20 countries and minority ownership positions in companies based in two other countries.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discussed not to occur or to differ significantly from what we expected. For us, these risks and uncertainties include, among others, general industry conditions and competition, including current global financial uncertainty; the impact of market volatility on revenue from asset-based fees; damage to our reputation resulting from claims made about possible conflicts of interest; liability for any losses that result from an actual or claimed breach of our fiduciary duties; financial services industry consolidation; a prolonged outage of our database and network facilities; challenges faced by our non-U.S. operations; and the availability of free or low-cost investment information. A more complete description of these risks and uncertainties can be found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2009. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expected. We do not undertake to update our forward-looking statements as a result of new information or future events..

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